Exhibit 99.1

SOHU.COM REPORTS THIRD QUARTER 2006 UNAUDITED FINANCIAL RESULTS

Third Quarter 2006 Brand Advertising Revenues Reach Record High of US$21 million, Up 35%

Year-on-Year;

Third Quarter 2006 Non-GAAP Fully Diluted EPS Is US$0.22, Up 5% Year-on-Year

BEIJING, CHINA, October 27, 2006 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, search and mobile value-added services company, today reported unaudited financial results for the third quarter ended September 30, 2006.

Business Highlights

Highlights For Third Quarter 2006

•	Total revenues hit a record high of US$35.4 million, up 29% year-on-year and 4% quarter-on-quarter, exceeding company guidance

•	Brand advertising revenues of US$21.0 million, up 35% year on year and 9% quarter-on-quarter, exceeding company guidance and also reaching a record high

•	Advertising revenues of US$23.9 million, up 27% year-on-year and 5% quarter-on-quarter, meeting company guidance

•	Non-advertising revenues of US$11.5 million, exceeding company guidance, with wireless revenues of US$8.8 million, up 31% year-on year and only down a marginal 2% quarter-on-quarter despite new policy changes by the mobile network operators

•	Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$8.5 million or US$0.22 per fully diluted share, exceeding company guidance

•	GAAP net income of US$6.6 million or US$0.17 per fully diluted share

•	Explanation of the Company’s non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations”

Dr. Charles Zhang, Chairman and CEO of Sohu.com, commented, “This was another good quarter for Sohu with record total revenues of US$35.4 million backed by record high brand advertising revenues, which exceeded US$21.0 million and grew 35% year-on-year. We were also pleased with our wireless business, which showed only a modest 2% sequential decline after six consecutive quarters of steady sequential growth despite new policy changes by the mobile network operators. During the quarter, we’ve continued to successfully enhance our product and content offering to appeal to the increasingly sophisticated online user base in China by integrating our Web 2.0/ community-based products with traditional products and also expanding our premier, differentiated and exclusive content, particularly those relating to sports, leveraging our Olympics sponsorship role and the strong Sohu brand.”

Business Results

As Sohu previously reported, Sohu discontinued its own e-commerce platform of physical consumer goods on June 20, 2006. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

Total revenues for third quarter ended September 30, 2006 totaled US$35.4 million, compared to revenues of US$34.1 million for second quarter ended June 30, 2006, and US$27.4 million for third quarter ended September 30, 2005. Gross margin was 65% in the third quarter of 2006, compared to 64% in the previous quarter and 67% in the same period of 2005. Non-GAAP gross margin of 66% in third quarter of 2006 remained at similar levels compared with 65% in the previous quarter and 67% in the same period of 2005. Net income for the third quarter was US$6.6 million or US$0.17 per fully diluted share. Non-GAAP net income for third quarter of 2006 was US$8.5 million or US$0.22 per fully diluted share. This compares to non-GAAP net income of US$8.4 million or US$0.22 per fully diluted share for the previous quarter and US$8.0 million or US$0.21 per fully diluted share for third quarter of 2005.

Sohu’s advertising revenues for third quarter of 2006 totaled US$23.9 million, a 27% year-on-year and 5% quarter-on-quarter growth. Advertising revenues, consisting of US$21.0 million in brand advertising and US$2.9 million in sponsored search, accounted for 67% of total revenues in third quarter of 2006. Brand advertising revenues for third quarter of 2006 were US$21.0 million, an increase of 35% year-on-year and 9% quarter-on-quarter. Sponsored search revenues for third quarter of 2006 were US$2.9 million, down 10 % year-on-year and 19% quarter-on quarter, mainly due to further enhancement of Sohu’s anti-fraudulent click mechanism and a decrease in revenues from fixed-fee paid listing. For the first nine months of 2006, brand advertising revenues and sponsored search revenues grew 37% and 9% year-on-year, respectively. Advertising gross margin was 69%, compared to 70% in the previous quarter and 74% in the third quarter of 2005. Advertising non-GAAP gross margin was 71%, unchanged from the previous quarter and a decline from 74% in third quarter of 2005. This year-on-year non-GAAP gross margin decline was primarily due to an increase in exclusive content expenses and bandwidth costs.

For third quarter of 2006, Sohu’s non-advertising revenues, which are derived mainly from wireless value-added services and online games, increased by 34% year-on-year and 2% quarter-on-quarter to US$11.5 million, representing 33% of total revenues. The strong year-on-year improvement was a result of the recovery in wireless revenues. Wireless revenues for third quarter of 2006 totaled US$8.8 million, a modest decline of 2% from the previous quarter despite new policy changes by the mobile network operators and up 31% over the same period last year. Non-advertising gross margin was 56%, compared to 53% in the previous quarter and 54% in third quarter of last year. Non-advertising non-GAAP gross margin was 57% compared to 53% in the previous quarter and 54% in third quarter of 2005. This gross margin improvement was primarily due to the increased mix of higher margin revenues and an increase in gross margin of certain SMS products.

For the third quarter, Sohu’s operating expenses was US$16.9 million. Non-GAAP operating expenses totaled US$15.4 million, an increase of 7% from the previous quarter and 39% year-on-year. The year-on-year increase was primarily due to our increased re-investment in research and development, increased marketing expenses on branding, and increased headcount and salaries.

As of September 30, 2006, Sohu’s cash, cash equivalents and investments in marketable debt securities balance was US$120.0 million, compared to US$132.9 million as of June 30, 2006 and US$133.1 million as of December 31, 2005.

Carol Yu, CFO of Sohu.com, commented, “Year-to-date, we have been very pleased with the progress of our core advertising business, which has been and will continue to be our main point of focus. We were able to achieve a record high quarter of brand advertising revenues and manage our costs to maintain a stable level of non-GAAP gross margin of 73%. Our non-advertising non-GAAP gross margin of 57% also showed significant sequential improvement from 53% in the second quarter despite our experiencing a modest revenue decline in our wireless revenues. We have been able to minimize the overall impact of the new policy changes on our wireless business in large part due to our ongoing vigilance and careful management of this segment while successfully identifying new revenue sources. In addition, we have been able to further expand our businesses with a stable and healthy non-GAAP net margin of 24%.”

Stock Repurchase Program

As we previously reported, on August 2nd we completed a $15 million stock repurchase program. As of today, we have another $15 million stock repurchase program approved by the board of directors which is still ongoing. We will continue to execute this program and repurchase shares on an ongoing and opportunistic basis.

Recent Developments and Strategic Partnerships

On the product side, Sohu has been focused on not only the development and rollout of innovative and interactive Web 2.0/ community-based products, but also successfully integrating them with traditional text and picture into a uniform platform. For example, Sohu Blog Plus was successfully launched with “Fun and Personalization” features, allowing users to customize their blog front page and incorporate their favorite Sohu products.

In addition, Sohu continues to expand its online video content portfolio with new channels and exclusive content. We recently launched two new online TV-like channels specifically geared to delivering online video content, V Channel for entertainment and S Channel for sports. Both offer pre-set programming similar to traditional TV broadcast timetables, but also allow users to access select programming on-demand.

As an integral part of Sohu’s strategy to provide China’s online users a comprehensive platform with premier, differentiated and exclusive content, Sohu has continued to secure key partnerships for exclusive sports-related content. In addition to video highlights from China Football, China Basketball Competition, select European soccer matches and Eurosports, on September 2nd, we announced a multi-year partnership agreement with the NBA to provide basketball fans in China 24 live NBA regular season webcasts (not available on TV in China) for the first time, along with nightly game recaps.

Another important initiative for Sohu is a strategic cooperation with China Interactive Sports (or “CISports”). CISports owns substantial and significant resources relating to athletes and is backed by the China General Administration of Sports, which in turn manages all sports associations as well as Team China. We recently entered into a multi-year agreement with CISports to jointly manage and operate all its underlying websites, including www.sports.cn, www.sport.org.cn, the official website of China Olympics Committee www.olympic.cn and other official websites for various sports associations, as well as the official websites and blogs for famous athletes such as Liu Xiang. We will also produce and deliver online video content surrounding such athletes. Together with our Olympics sponsorship, this represents the final yet key strategic milestone in our Olympics/ sports strategy.

“Our ability to remain a leader in China’s growing online community has come from two areas – product innovation and premier content. Combined, Sohu’s brand name has increasingly gained recognition and traction with online users and advertisers. We have also been able to secure key strategic partnerships in order to build on the sports momentum that will continue to thrive in China from now through the 2008 Olympics, which has allowed us to cultivate a strong following for our sports offering. Our vision to build Sohu to be an international portal for Chinese users everywhere is rooted in our deep understanding and knowledge of what online users want not only now, but in the years to come,” concluded Dr. Zhang.

Business Outlook

Sohu estimates total revenues for fourth quarter 2006 to be between US$34.0 million to US$36.0 million, with advertising revenues of US$24.0 million to US$25.0 million and non-advertising revenues of US$10.0 million to US$11.0 million. Sohu estimates brand advertising revenues for the fourth quarter 2006 to be between US$21.5 million to US$22.0 million.

Sohu estimates the non-GAAP fully diluted earnings per share for the fourth quarter of 2006 to be between US$0.20 and US$0.22.

Assuming no new grants of share-based awards, Sohu estimates the share-based compensation expense for the fourth quarter of 2006, due to the effect of adoption of Statement of Financial Accounting Standard 123R, Share-Based Payment, which requires the expensing of share-based compensation expense, to be between US$2.1 million and US$2.2 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the fourth quarter of 2006, under US GAAP, by US$0.05 to US$0.06.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R, effective from January 1, 2006. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to GAAP results.

Sohu’s management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors because it makes a more meaningful comparison of Sohu’s current results of operations to those of prior periods. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commission and bonus are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expenses, is that the share-based compensation charge has been and will continue to be a significant recurring expense in our business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu’s unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

Prior to July 1, 2005, the Company had included all of its website operating costs in cost of revenues of brand advertising. Beginning July 1, 2005, in order to improve the measurement of performance of each segment, the Company began allocating website operating cost to cost of revenues of each segment based on actual usage. Accordingly, the Company reclassified cost of revenues amongst each segment for previous periods presented to conform with current period classification.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

In addition, certain balances on balance sheets for prior periods had been reclassified to conform with current period presentation.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, wireless services (most wireless revenues are collected from a few mobile network operators), and online games for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and other filings with the Securities and Exchange Commission.

Conference Call

Sohu’s management team will host a conference call today at 8:00 PM ET, October 26, 2006 (or 8:00 AM Beijing/Hong Kong time, October 27, 2006) following the quarterly results announcement.

To listen to the conference call, please use the dial in numbers below:

SOUTH CHINA Toll Free Number: +10 800 140 0945

NORTH CHINA Toll Free Number: +10 800 714 0970

HONG KONG Toll Number: +800 965503

USA Toll Number: +1 800 810 0924/ +1 913 981 4900

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: +1 888 203 1112

International: +1 719 457 0820

PASSCODE: 5500549

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. Sohu offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. The company also operates two massively multi-player online role-playing games as well as a casual game platform. Sohu.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its tenth year of operation.

Sohu.com Contact Information

Jessica Zhang

Senior Manager

Investor Relations and Corporate Communications

Tel: +86 10 6272 6596

E-mail: ir@contact.sohu.com

http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2006	Jun. 30, 2006	Sep. 30, 2005	Sep. 30, 2006	Sep. 30, 2005
Revenues:
Advertising
Brand advertising	$21,024	$19,304	$15,618	$57,003	$41,601
Sponsored search	2,852	3,526	3,172	9,828	9,008

Subtotal of advertising revenues	23,876	22,830	18,790	66,831	50,609

Non-advertising
Wireless	8,839	8,994	6,762	25,842	19,081
Others	2,683	2,250	1,847	7,213	5,207

Subtotal of non-advertising revenues	11,522	11,244	8,609	33,055	24,288

Total revenues	35,398	34,074	27,399	99,886	74,897

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $403, $264, $0, $1,006 and $0, respectively)	6,181	5,610	4,122	16,122	10,339
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $24, $22, $0, $68 and $0, respectively)	1,221	1,247	813	3,560	1,993

Subtotal of advertising cost of revenues	7,402	6,857	4,935	19,682	12,332

Non-advertising
Wireless	4,104	4,464	3,353	12,380	8,546
Others (includes share-based compensation expense under SFAS 123(R) of $5, $5, $0, $15 and $0, respectively)	910	826	626	2,528	1,974

Subtotal of non-advertising cost of revenues	5,014	5,290	3,979	14,908	10,520

Total cost of revenues	12,416	12,147	8,914	34,590	22,852

Gross profit	22,982	21,927	18,485	65,296	52,045

Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $495, $369, $0, $1,357 and $0, respectively)	5,037	4,617	3,439	13,897	10,175
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $445, $298, $0, $1,191 and $0, respectively)	7,236	7,033	4,318	20,643	12,757
General and administrative (includes share-based compensation expense under SFAS 123(R) of $563, $313, $0, $1,300 and $0, respectively)	4,094	3,199	2,813	10,369	7,712
Amortization of intangibles	509	509	509	1,527	1,439

Total operating expenses	16,876	15,358	11,079	46,436	32,083

Operating profit	6,106	6,569	7,406	18,860	19,962

Other (expense)/ income	(78)	711	358	565	96
Interest income	951	787	617	2,267	1,745

Income before income tax expense	6,979	8,067	8,381	21,692	21,803
Income tax expense	(351)	(303)	81	(1,097)	(31)

Income from continuing operations	6,628	7,764	8,462	20,595	21,772
Loss from discontinued E-commerce operations	(27)	(592)	(432)	(784)	(928)

Net Income	$6,601	$7,172	$8,030	$19,811	$20,844

Basic net income per share	$0.18	$0.19	$0.22	$0.54	$0.58

Shares used in computing basic net income per share	36,640	36,943	36,417	36,783	36,202

Diluted net income per share	$0.17	$0.19	$0.21	$0.52	$0.54

Shares used in computing diluted net income per share	38,787	39,474	39,750	39,214	39,760

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	As of Sep. 30, 2006	As of Dec. 31, 2005
		(Audited)
ASSETS
Cash, cash equivalents and investments in marketable debt securities	$119,950	$133,086
Accounts receivable, net	25,919	19,283
Prepaid and other current assets	5,221	4,546
Fixed assets, net	20,316	15,745
Goodwill	51,442	50,918
Intangible assets, net	9,050	11,251
Restricted cash	4,762	991
Other assets, net	5,250	3,861

	$241,910	$239,681

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$36,914	$35,053
Zero coupon convertible senior notes	59,780	74,780

Total liabilities	96,694	109,833
Shareholders’ equity	145,216	129,848

	$241,910	$239,681

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Sep. 30, 2006				Three Months Ended Jun. 30, 2006				Three Months Ended Sep. 30, 2005
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Brand advertising revenues	$21,024	$—		$21,024	$19,304	$—		$19,304	$15,618		$—	$15,618
Less: Cost of brand advertising revenues	6,181	(403	)(a)	5,778	5,610	(264	)(a)	5,346	4,122		—	4,122

Brand advertising gross profit	$14,843	$403		$15,246	$13,694	$264		$13,958	$11,496		$—	$11,496

Brand advertising gross margin	71%			73%	71%			72%	74%			74%

Advertising revenues	$23,876	$—		$23,876	$22,830	$—		$22,830	$18,790		$—	$18,790
Less: Cost of advertising revenues	7,402	(427	)(a)	6,975	6,857	(286	)(a)	6,571	4,935		—	4,935

Advertising gross profit	$16,474	$427		$16,901	$15,973	$286		$16,259	$13,855		$—	$13,855

Advertising gross margin	69%			71%	70%			71%	74%			74%

Non-advertising revenues	11,522	—		11,522	11,244	—		11,244	8,609		—	8,609
Less: Cost of non-advertising revenues	5,014	(5	) (a)	5,009	5,290	(5	) (a)	5,285	3,979		—	3,979

Non-advertising gross profit	$6,508	$5		$6,513	$5,954	$5		$5,959	$4,630		$—	$4,630

Non-advertising gross margin	56%			57%	53%			53%	54%			54%

Total revenues	35,398	—		35,398	34,074	—		34,074	27,399		—	27,399
Less: Total cost of revenues	12,416	(432	)(a)	11,984	12,147	(291	)(a)	11,856	8,914		—	8,914

Gross profit	$22,982	$432		$23,414	$21,927	$291		$22,218	$18,485	$		$18,485

Gross margin	65%			66%	64%			65%	67%			67%

Operating expenses	$16,876	$(1,503	)(a)	$15,373	$15,358	$(980	)(a)	$14,378	$11,079		$—	$11,079

Net income	$6,601	$1,935		$8,536	$7,172	$1,271		$8,443	$8,030		$—	$8,030

Net margin	19%			24%	21%			25%	29%			29%

Basic net income per share	$0.18			$0.23	$0.19			$0.23	$0.22			$0.22

Shares used in computing basic net income per share	36,640			36,640	36,943			36,943	36,417			36,417

Diluted net income per share	$0.17			$0.22	$0.19			$0.22	$0.21			$0.21

Shares used in computing diluted net income per share	38,787			39,370	39,474			39,780	39,750			39,750

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Nine Months Ended Sep. 30, 2006				Nine Months Ended Sep. 30, 2005
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments			Non-GAAP
Brand advertising revenues	$57,003	$—		$57,003	$41,601		$—		$41,601
Less: Cost of brand advertising revenues	16,122	(1,006	)(a)	15,116	10,339		—		10,339

Brand advertising gross profit	$40,881	$1,006		$41,887	$31,262		$—		$31,262

Brand advertising gross margin	72%			73%	75%				75%

Advertising revenues	$66,831	$—		$66,831	$50,609	$			$50,609
Less: Cost of advertising revenues	19,682	(1,074	)(a)	18,608	12,332		—		12,332

Advertising gross profit	$47,149	$1,074		$48,223	$38,277		$—		$38,277

Advertising gross margin	71%			72%	76%				76%

Non-advertising revenues	33,055	—		33,055	24,288		—		24,288
Less: Cost of non-advertising revenues	14,908	(15	) (a)	14,893	10,520		—		10,520

Non-advertising gross profit	$18,147	$15		$18,162	$13,768		$—		$13,768

Non-advertising gross margin	55%			55%	57%				57%

Total revenues	99,886	—		99,886	74,897		—		74,897
Less: Total cost of revenues	34,590	(1,089	)(a)	33,501	22,852		—		22,852

Gross profit	$65,296	$1,089		$66,385	$52,045		$—		$52,045

Gross margin	65%			66%	69%				69%

Operating expenses	$46,436	$(3,848	)(a)	$42,588	$32,083		$(2	)(b)	$32,081

Net income	$19,811	$4,937		$24,748	$20,844		$2		$20,846

Net margin	20%			25%	28%				28%

Basic net income per share	$0.54			$0.67	$0.58				$0.58

Shares used in computing basic net income per share	36,783			36,783	36,202				36,202

Diluted net income per share	$0.52			$0.64	$0.54				$0.54

Shares used in computing diluted net income per share	39,214			39,511	39,760				39,760

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).
(b)	To eliminate share-based compensation expense as measured using the intrinsic value method under APB 25.